Exhibit 10.1.8

Seventh Amendment
To
Second Amended and Restated
Limited Partnership Agreement
Of
Corporate Office Properties, L.P.

This Seventh Amendment (the “Amendment”) to the Second Amended and Restated Limited Partnership Agreement Of Corporate Office Properties, L.P., a Delaware limited partnership (the “Partnership”), is made and entered into as of August 30, 2001 by the undersigned.

Recitals

A.            The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act and governed by that certain Second Amended and Restated Limited Partnership Agreement dated as of December 7, 1999 (the “Partnership Agreement”).

B.            The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “General Partner”).

C.            Pursuant to Section 11.1 (b) (iii), the General Partner desires to amend the Partnership Agreement to reflect the admission, substitution, termination and/or withdrawal of various limited partners in accordance with the terms of the Partnership Agreement.

NOW THEREFORE, the General Partner, intending to be legally bound, hereby amends the Partnership Agreement as follows, effective as of the date first set forth above.

1.                                       Exhibit 1, Schedule of Partners, as attached hereto and by this reference made a part hereof, is hereby substituted for and intended to replace any prior Exhibit 1 attached to a prior Amendment to the Partnership Agreement, and as attached hereto shall be a full and complete listing of all the general and limited partners of the Partnership as of the date of this Amendment, same being intended and hereby superceding all prior Exhibit 1 listings.

In Witness Whereof, the General Partner has executed this Amendment as of the day and year first above written.

Corporate Office Properties Trust, a Maryland Real Estate Investment Trust

By:	/s/ Roger A. Waesche, Jr.
Roger A. Waesche, Jr.
Senior Vice President

Exhibit 1 - Addendum

Schedule of Partners

General Partner	Partnership Units
Corporate Office Properties Trust	18,475,902

Limited Partners and Preferred Limited Partners
United Properties Group, Incorporated
Jay H. Shidler	452,878
Shidler Equities, L.P.	2,217,182
Clay W. Hamlin, III	417,138
LBCW Limited Partnership	3,246,007
CHLB Partnership	212,316
Robert L. Denton	434,910
James K. Davis	51,589
John E. De B. Blockey, Trustee of the John E. de B. Blockey Living Trust dated 9/12/88	300,625
Henry D. Bullock	116,553
Frederick K. Ito Trust	29,140
June Y. I. Ito Trust	29,135
Bernice Reger	268,671
Denise J. Liszewski	34,333
Samuel Tang	22,889
Lawrence J. Taff	13,733
Kimberly F. Acquino	5,874
M.O.R. XXIX Associates Limited Partnership	148,381
M.O.R. 44 Gateway Associates Limited Partnership	1
John Parsinen	90,000
John D. Parsinen, Jr.	10,000
New Parkway Domain Group Enterprises, LLC	206,768
M.O.R. Commons Limited Partnership	7
John Edward De Burgh Blockey and Sanda Juanita Blockey	50,476

RA&DM, Inc.	3,103
Manekin Investment Associates 3, LLC	307,239
27,144,850